Exhibit D

                             CSW International, Inc.
                        Consolidated Statement of Income
                  For the Twelve Months EndedSeptember 30, 2000
                                   (Unaudited)
                                    ($000's)


Operating Revenues
     Electric revenues                                              $ 1,320,493
     Other diversified                                                  325,537
                                                                ---------------

                                                                      1,646,030

Operating Expenses
     Cost of electric sales                                             857,622
     General and administrative                                         218,460
     Depreciation and amortization                                      128,375
     Other diversified                                                  292,273
                                                                ----------------

                                                                      1,496,730
                                                                ----------------

Operating Income                                                        149,300

Other Income and (Deductions)
     Investment income                                                   35,100
     Interest income                                                     11,143
     Interest expense                                                  (111,635)
                                                                ----------------

                                                                        (65,392)
                                                                ----------------

Income Before Income Taxes                                               83,908

Provision for Income Taxes                                               (5,245)
                                                                ----------------

Net Income                                                             $ 89,153
                                                                ================